Exhibit 21

                       LIST OF SUBSIDIARIES OF TRUSTCO


Trustco Bank                                            Federally chartered
                                                        savings bank

ORE Subsidiary Corp.                                    New York corporation

Trustco Vermont Investment Company                      Vermont corporation
(Subsidiary of Trustco Bank)

Trustco Realty Corp.                                    New York corporation
(Subsidiary of Trustco Vermont
   Investment Company)




Each subsidiary does business under its own name. The activities of each are described in Part I, Item 1 of Form 10-K.